UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2006

IMCLONE SYSTEMS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-19612	04-2834797
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 Varick Street

New York, New York 10014

(Address of principal executive offices) (Zip Code)

(212) 645-1405

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

The text of certain press releases issued by ImClone Systems Incorporated (the “Company”) in connection with the American Society of Clinical Oncology (“ASCO”) 42nd Annual Meeting, attached hereto as Exhibits 99.1, 99.2, 99.3 and 99.4, is incorporated by reference herein in its entirety.

Please note that under Abstract #3551 in the press release attached hereto as Exhibit 99.4 (the “Press Release”), the trial’s abstract information on nine week response and disease control rates is incorrectly disclosed as the trial’s poster information. Accordingly, the fourth and fifth sentences of the Press Release’s discussion under Abstract #3551, with respect to the trial’s poster information, should read as follows:  “At nine weeks, response rates were 27% (10/37) in the chemotherapy alone arm and 57% (21/37) in the combination ERBITUX and chemotherapy arm. At nine weeks, rates of disease control were 84% (31/37) in the chemotherapy alone arm and 86% (32/37) in the combination ERBITUX and chemotherapy arm.”  In addition, at 18 weeks, disease control rates were 46% (17/37) and 65% (24/37), respectively, and response rates were 30% (11/37) and 51% (19/37), respectively.

In addition, please note that under Abstract #3550 in the Press Release, which discloses a 68% response rate in the ERBITUX, capecitabine and oxaliplatin (“CCO”) arm of the subject Phase II trial,  the number of patients in the relevant denominator is incorrectly disclosed. As reported in the poster presentation, the 68% response rate was by reference to 17/25 patients and not 17/51 patients.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Company press release dated June 3, 2006.
99.2	Company press release dated June 4, 2006.
99.3	Company press release dated June 4, 2006.
99.4	Company press release dated June 5, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMCLONE SYSTEMS INCORPORATED
(Registrant)

Dated: June 8, 2006	By:	/s/ Erik D. Ramanathan
Erik D. Ramanathan
Senior Vice President, Secretary and General Counsel